RESCISSION AGREEMENT

          THIS RESCISSION AGREEMENT (the "Rescission
      Agreement") is made and entered into this 22nd day of November, 1996, by and between Rako Corporation, an Idaho corporation (hereinafter "Rako"), now known as Spencer Entertainment, Inc.. pursuant to an amendment to the Articles of Incorporation; and Spencer Entertainment, Inc., a California corporation (hereinafter "Spencer").

          WHEREAS, the parties hereto previously entered into and executed that certain Acquisition Agreement and Plan of Reorganization dated the 9th day of May, 1996 (the "Acquisition Agreement"), a copy of which is annexed hereto as Exhibit "A" and by this reference made a part hereof; and

          WHEREAS, the parties hereto now desire to rescind the Acquisition Agreement and revoke the terms and conditions set forth therein and transfer and return to their prior respective owners all assets and property that may have been transferred pursuant to the terms of the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the mutual representations and covenants herein contained, the parties hereby agree as follows:

          1. The parties to this Rescission Agreement hereby individually and jointly agree that the Acquisition Agreement shall be rescinded and deemed null and void, effective immediately, and that all terms, conditions, covenants, representations and warranties contained in said Acquisition Agreement shall terminate immediately and shall be deemed null and void and of no further effect whatsoever.

          2. Spencer agrees that as consideration for the execution of this Rescission Agreement, it shall, together with its former shareholders, relinquish and forever waive any ownership claim or right to the 6,300,000 shares of Rako common stock issued to the shareholders of Spencer or their designees pursuant to the terms of the Acquisition Agreement, and Spencer agrees to return to Rako all 6,300,000 shares to be canceled on the stock transfer records of Rako. Rako also agrees that as consideration for the execution of this Rescission Agreement, it shall relinquish and forever waive any ownership claim or right to the Spencer capital stock that was to be delivered to Rako as consideration for the issuance of Rako common stock pursuant to the terms of the Acquisition Agreement, but which share were never delivered..

          3. All parties to this Rescission Agreement hereby agree that any and all assets, property, securities or items of value that may have been assigned or transferred pursuant to the terms of the Acquisition Agreement are to be, immediately upon the execution of this Rescission Agreement, transferred and reconveyed to the respective parties that assigned and/or transferred such items under the terms of the Acquisition Agreement, and that each party shall be returned to its same position as immediately prior the execution of the Acquisition Agreement.

          4. Spencer represents and warrants that there have been no debts or liabilities incurred by it in the name of or which encumbered the Rako corporate entity between the date of the Acquisition Agreement and the date hereof and, in the event any such debt and/or liability has been incurred during such time period, Spencer agrees to assume and become obligated to any such debt and/or liability. Spencer further agrees to indemnify and hold harmless Rako against any debt, liability or other obligation that may have been incurred by Spencer between the date of the Acquisition Agreement and the date hereof.

          5. Rako represents and warrants that there have been no debts or liabilities incurred by it in the name of or which encumbered the Spencer corporate entity between the date of the Acquisition Agreement and the date hereof and, in the event any such debt and/or liability has been incurred during such time period, Rako agrees to assume and become obligated to any such debt and/or liability. Rako further agrees to indemnify and hold harmless Spencer against any debt, liability or other obligation that may have been incurred by Rako between the date of the Acquisition Agreement and the date hereof.

          6. Immediately prior to the execution of this Rescission Agreement, those current directors of Rako who were nominated by Spencer and became directors of Rako, specifically Robert Sidell, Lionel Schaen, Jeffrey
      P. Kransdorf, Charles Gay and Robert Siner, shall cause the appointment of at least three new directors, to be designated by Rako, and each current director shall then tender his written resignations from the Rako Board of Directors. Such resignations shall be effective the date hereof and shall be annexed hereto as Exhibits and become a part of this Rescission Agreement.

          7. All parties hereto shall bear their respective costs and expenses associated with the Acquisition
      Agreement and this Rescission Agreement.

          8. This Rescission Agreement shall be governed by the laws of the State of Idaho. Any action to enforce the provisions of this Agreement shall be brought within the State of Idaho and in no other place.

          9. This Rescission Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Rescission Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Rescission Agreement in a manner legally binding upon them as of the date first written above.

              "Rako"
          RAKO CORPORATION                         Attest:
      (nka Spencer Entertainment, Inc.)



      By:__________________________
      ___________________________
      Its:   President                            Secretary

                  "Spencer"
      SPENCER ENTERTAINMENT, INC.                  Attest:



      By:___________________________
      ___________________________
      Its:   President                            Secretary